Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1, Amendment No. 2, of our report dated February 11, 2021, relating to the financial statements of Soaring Eagle Acquisition Corp. as of December 31, 2020, and for the period from October 22, 2020 (inception) through December 31, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 11, 2021